UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 10 , 2006 (January 4, 2006)
Date of Report (Date of earliest event reported)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-120412	58-2342021
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 518
New York, NY 10170
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 972-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 4 , 2006 Fusion Telecommunications International, Inc. (‘Fusion”) appointed Charles Whiting as Senior Vice President - Operations, Engineering and Information Systems.

Charles Whiting. has served as Senior Vice President - Operations, Engineering and Information Systems since January, 2006. Mr. Whiting is 54 years old. Mr. Whiting joined Fusion in August 2002, as Director, Network Planning and Design. From October 2002 to July 2003, he served as Director of Engineering. From July 2003 to December 2004, he served as Vice President, Engineering. From December 2004 to December 2005, he served as Vice President , Engineering and IT. Prior to joining Fusion, Mr. Whiting served as Vice President, Technical Services at Netspeak Corporation from October 2001 to August 2002, and as Director of Sustaining Engineering prior to that period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.

January 10, 2006	By:	/s/ Matthew D. Rosen
Matthew D. Rosen, President and Chief Operating Officer